Claymore Dividend &
Income Fund ("DCS")
Claymore Exchange-
Traded Fund Trust
Claymore Exchange-
Traded Fund Trust 2
Fiduciary/Claymore
MLP Opportunity Fund
("FMO")
Claymore/Guggenheim
Strategic
Opportunities Fund
("GOF")
Guggenheim Enhanced
Equity Income Fund
("GPM")
Madison/Claymore
Covered Call & Equity
Strategy Fund ("MCN")
Managed Duration
Investment Grade
Municipal Fund ("MZF")
TS&W/Claymore Tax-
Advantaged Balanced
Fund ("TYW")


Power of Attorney

The undersigned, being
a person required to
file a statement under
Section 16(a) of the
Securities Exchange
Act of 1934, as amended
(the "1934 Act"), with
respect to the following
funds:  DCS, Claymore
Exchange-Traded Fund
Trust, Claymore
Exchange-Traded Fund
Trust 2, FMO, GOF, MCN,
MZF and TYW, each a
Delaware statutory
trust, and GPM, a
Massachusetts business
trust, hereby
authorizes, designates
and appoints Kevin M.
Robinson and Mark E.
Mathiasen to act as
attorney-in-fact to
execute and file
statements on
Form 3, Form 4 and
Form 5 and any
successor forms
adopted by the
Securities Exchange
Commission, as
eequired by the 1934
Act and the Investment
Company Act of 1940,
as amended, and the
rules thereunder, and
to take such other
actions as such
attorney-in-fact may
deem necessary or
appropriate in
connection with such
statements, hereby
confirming and
ratifying all actions
that such attorney-
in-fact has taken or
may take in reliance
hereon.  This power
of attorney shall
continue in effect
until the undersigned
no longer has an
obligation to file
statements under the
section cited above,
or until specifically
terminated in writing
by the undersigned.

IN WITNESS WHEREOF,
the undersigned has
duly executed this
power of attorney on
the 15th day of
October, 2010.


/s/ Bruce Albelda
---------------------
Bruce Albelda
Interim Chief
Financial Officer,
Interim Chief
Accounting Officer
& Interim Treasurer